Exhibit 99.1

Orient Paper, Inc. Announces Unaudited Preliminary Results for the Second Quarter 2015

--Announces 2Q15 Earnings Conference Call Date--

BAODING, China, Aug. 4, 2015 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced its unaudited preliminary results for the quarter ended June 30, 2015. The Company will file its Form 10-Q with the Securities and Exchange Commission and issue a press release announcing its full financial results for the second quarter ended June 30, 2015after the market closes on August 12, 2015.

Preliminary Second Quarter2015 Selected Unaudited Financial Results Highlights

	2Q15	2Q14	Change
Revenue (US$ million)	41.3	37.8	9.3%
Sales volume (tonnes) - Regular Corrugating Medium Paper(“CMP”) * - Light-Weight CMP** - Offset Printing Paper	68,452 12,9841 4,982	67,773 4,215 16,013	1.0% 208.0% -6.4%
Average selling price (“ASP”)/tonne (US$) - Regular Corrugating Medium Paper (“CMP”) * - Light-Weight CMP** - Offset Printing Paper	$377 $384 $698	$358 $362 $687	5.3% 6.1% 1.6%
Gross profit (US$ million)	10.5	6.1	72.1%
Net income (US$ million)	5.6	3.6	55.6%
EPS (US$)	0.28	0.19	47.4%

*Products from PM6

**Products from the newly renovated PM1

Key Highlights for Second Quarter 2015

•	Revenue up 9.3% YoY to $41.3 million and gross profit up 72.1% YoY to $10.5 million due to increased sales volume for Light-Weight CMP product
•	Net income up 55.6% YoY to $5.6million
•	Launched commercial production of tissue paper products
•	Significant progress on relocation of digital photo paper production line

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, “We are very pleased report solid revenue growth as well as exceptionally strong net income in the second quarter of 2015. While our sales growth continued to be driven by regular CMP sales volume, we also experienced meaningful sales volume from Light-Weight CMP sales as the utilization rate for our PM1 production line increased after renovations were completed in the second quarter of last year. We also continue to execute on our longer term growth initiatives. During the second quarter, we launched the commercial production of our new tissue paper products and we recently completed the relocation of our digital photo paper production lines and resumed commercial production. With these new growth drivers in place, we are optimistic about continuing our growth in the second half of the year and beyond.”

Conference Call

Orient Paper's management will host a conference call to discuss its second quarter 2015 results at 8:00 am US Eastern Time (5:00 am US Pacific Time/8:00 pm Beijing Time) on Thursday, August 13, 2015, to discuss its second quarter results and recent business, operational and corporate activities.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time:

China:	400-120-0654
Hong Kong:	800-906-606
United States:	1-855-500-8701
International:	+65-6713-5440
Passcode:	3551039

A replay of this conference call will be available by dialing:

China:	400-632-2162 / 800-870-0205
Hong Kong:	800-963-117
United States:	1-855-452-5696
International:	+61-2-9003-4211
Passcode:	3551039

The replay will be archived for fourteen days following the earnings announcement until August 27, 2015.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.orientpaperinc.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. A replay will be archived for one year after the call.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its Tissue Paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper, and other paper products, including digital photo paper and tissue paper.

With production based in Baoding in North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. (For more information, please visit http://www.orientpaperinc.com)

For investor and media inquiries, please contact:

Investor and Media Contacts:

Orient Paper, Inc.

Email: ir@orientpaperinc.com

ICR, LLC

Bill Zima

Tel: +1 (203) 682-8200

Email: bill.zima@icrinc.com